SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                     ATLANTIC EXPRESS TRANSPORTATION CORP.
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            (Exact Name of Registrant as Specified in Its Charter)
                  (See also Table of Additional Registrants)

                    New York                               13-392-4567
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    (State of Incorporation or Organization)            (I.R.S. Employer
                                                       Identification No.)

              7 North Street, Staten Island, New York  10302-1205
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                   (Address of Principal Executive Offices)

If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become effective
filing pursuant to General Instruction    simultaneously with the effectiveness
A(c)(1) please check the following        of a concurrent registration statement
box |_|                                   under the Securities Act of 1933
                                          pursuant to General Instruction
                                          A(c)(2) please check the following
                                          box |X|

              Securities Act registration statement file number to
                       which this for relates:   333-42541
                                              (if applicable)

      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                 Name of Each Exchange on Which Each
        to be so Registered                      Class is to be Registered

                None                                        None
------------------------------------        ------------------------------------

      Securities to be registered pursuant to Section 12(g) of the Act:

          10 3/4% Senior Secured Notes due 2004 and Guarantees thereof
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                                (Title of Class)

                         Table of Additional Registrants

                                      Primary Standard
                                         Industrial         I.R.S. Employer
                                        Jurisdiction        Classification     Identification
       Name                             Incorporation           Number            Number
       ----                           ----------------      ---------------    --------------
Amboy Bus Co., Inc.                       New York               4151            11-2501369
Staten Island Bus, Inc.                   New York               4151            13-2616818
Raybern Capital Corp.                     New York               4151            11-2556990
Metropolitan Escort Service, Inc.         New York               4789            13-3129197
Merit Transportation Corp.                New York               4119            13-3768298
Temporary Transit Service, Inc            New York               4151.1          13-3240973
Atlantic-Hudson, Inc.                     New York               4111            13-3625121
Courtesy Bus Co., Inc.                    New York               4151            13-2975239
K. Corr, Inc.                             New York               4151            11-2574233
Raybern Equity Corp.                      New York               4151            11-2543830
Metro Affiliates, Inc.                    New York               6512            13-3330142
Midway Leasing Inc.                       New York               6512            13-3137793
Brookfield Transit, Inc.                  New York               4119            13-3768247
Atlantic Paratrans, Inc.                  New York               4119            13-3563789
180 Jamaica Corp.                         New York               6512            13-3847630
Atlantic Express Coachways, Inc.          New Jersey             4111            22-2982867
Atlantic Express of Pennsylvania, Inc.    Delaware               4151            52-1820389
Atlantic Paratrans of Kentucky Inc.       Kentucky               4119            13-3852086
Raybern Bus Service, Inc.                 New York               4151            11-1739412
G.V.D. Leasing Co., Inc.                  New York               4119            13-2990595
Block 7932, Inc.                          New York               4119            13-3903439
Atlantic-Conn. Transit, Inc.              Connecticut            4151            13-3502325
Atlantic Express of Missouri, Inc.        Missouri               4151            13-3823116
Atlantic Express of L.A. Inc.             California             4151            95-4631639
201 West Sotello Realty, Inc.             California             6512            95-4662981
Central New York Coach Sales
    & Service, Inc.                       New York               5012            16-1107009
Jersey Bus Sales, Inc.                    New Jersey             5012            16-1333349
Atlantic-Chittenango Real
    Property Corp.                        New York               6512            16-1540931
Jersey Business Land Co., Inc.            New Jersey             6512            22-3553850


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

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1.  Description of Registrants' Securities to be Registered.

            The description of the securities registered hereby is included in the prospectus portion of the Registration Statement on Form S-1 (Registration No. 333-42541) filed by the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), on December 18, 1997, as amended by Amendment No. 1 thereto filed on January 21, 1998, Amendment No. 2 thereto filed on January 27, 1998 and Amendment No. 3 therein filed on January 27, 1998 and declared effective on January 27, 1998. Such description shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

      List below all exhibits filed as a part of the registration statement:

1. Indenture dated as of February 4, 1997, including form of Note, between the Registrant, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed October 15, 1997)

2. Guarantee dated February 4, 1997 by certain subsidiaries of the Registrant and the Registrant (borrower guarantee) (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

3. Guarantee dated February 4, 1997 by certain other subsidiaries of the Registrant and the Registrant (non-borrower guarantee) (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

4. Security and Pledge Agreement dated as of February 4, 1997 among AETG, the Registrant and the Restricted Subsidiaries (as defined therein), and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

5. Collateral Assignment of Trademarks (Security Agreement) dated as of February 4, 1997 between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

6. First Supplemental Indenture dated as of August 14, 1997 among the Registrant, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed October 15, 1997)

7. First Amendment to the Security and Pledge Agreement dated as of August 14, 1997 among the Atlantic Express Transportation Group Inc., the Registrant, the Restricted Subsidiaries (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.19 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed October 15, 1997)

8. Second Supplemental Indenture dated as of December 12, 1997, between the Registrant, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

9. Second Amendment to the Security and Pledge Agreement dated as of December 12, 1997 among the Registrant, the Restricted Subsidiaries (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)


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

                                   SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ATLANTIC EXPRESS TRANSPORTATION CORP.


Date: May 13, 1998                      By: /s/ NATHAN SCHLENKER
                                            ------------------------------
                                            Name: Nathan Schlenker
                                            Title: Chief Financial Officer

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the following Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMBOY BUS CO., INC.                       STATEN ISLAND BUS, INC.
RAYBERN CAPITAL CORP.                     METROPOLITAN ESCORT SERVICE, INC.
MERIT TRANSPORTATION CORP.                ATLANTIC-HUDSON, INC.
TEMPORARY TRANSIT SERVICE, INC.           K. CORR, INC.
COURTESY BUS CO., INC.                    METRO AFFILIATES, INC.
RAYBERN EQUITY CORP.                      BROOKFIELD TRANSIT, INC.
MIDWAY LEASING INC.                       180 JAMAICA CORP.
ATLANTIC PARATRANS, INC.                  ATLANTIC EXPRESS OF PENNSYLVANIA, INC.
ATLANTIC EXPRESS COACHWAYS, INC.          RAYBERN BUS SERVICE, INC.
ATLANTIC PARATRANS OF KENTUCKY INC.       BLOCK 7932, INC.
G.V.D. LEASING CO., INC.                  ATLANTIC EXPRESS OF MISSOURI, INC.
ATLANTIC-CONN. TRANSIT, INC.              CENTRAL NEW YORK COACH SALES
ATLANTIC EXPRESS OF L.A. INC.              & SERVICE, INC.
201 WEST SOTELLO REALTY, INC.             JERSEY BUSINESS LAND CO., INC.
JERSEY BUS SALES, INC.
ATLANTIC-CHITTENANGO REAL CORP.


Date: May 13, 1998                      By: /s/ NATHAN SCHLENKER
                                            ------------------------------
                                            Name: Nathan Schlenker
                                            Title: Chief Financial Officer


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

                                 EXHIBIT INDEX

Exhibit
Number   Exhibit
-------  -------

  1. Indenture dated as of February 4, 1997, including form of Note, between the Registrant, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed October 15, 1997)

  2. Guarantee dated February 4, 1997 by certain subsidiaries of the Registrant and the Registrant (borrower guarantee) (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

  3. Guarantee dated February 4, 1997 by certain other subsidiaries of the Registrant and the Registrant (non-borrower guarantee) (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

  4. Security and Pledge Agreement dated as of February 4, 1997 among AETG, the Registrant and the Restricted Subsidiaries (as defined therein), and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

  5. Collateral Assignment of Trademarks (Security Agreement) dated as of February 4, 1997 between the Registrant and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)

  6. First Supplemental Indenture dated as of August 14, 1997 among the Registrant, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed October 15, 1997)

  7. First Amendment to the Security and Pledge Agreement dated as of August 14, 1997 among the Atlantic Express Transportation Group Inc., the Registrant, the Restricted Subsidiaries (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit
         10.19 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, filed October 15, 1997)

  8. Second Supplemental Indenture dated as of December 12, 1997, between the Registrant, the Guarantors (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)


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

  9. Second Amendment to the Security and Pledge Agreement dated as of December 12, 1997 among the Registrant, the Restricted Subsidiaries (as defined therein) and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-424541) filed on December 18, 1997)


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